Purchaser Number:

CF FUND II, LLC

a Pennsylvania limited liability company

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

THE PROMISSORY NOTES OF THE COMPANY SUBJECT TO THIS SUBSCRIPTION AGREEMENT ARE SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). OPERATING AGREEMENTTHE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT.

1.  SUBSCRIPTION.

AMOUNT OF INVESTMENT:                $____________________________________

(a)   The undersigned (“Purchaser”) hereby subscribes to become a holder (“Noteholder”) of promissory notes in CF FUND II, LLC, a Pennsylvania limited liability company (the “Company”), and to purchase through his, her or its investment the amount of promissory notes (“Promissory Notes”) as indicated above, all in accordance with the terms and conditions of this Subscription Agreement, the Promissory Notes, the Articles of Organization (the “Articles”) and Operating Agreement (“Operating Agreement”) of the Company, and the Offering Circular dated January 1, 2016 (the “Memorandum”).

(b)   The Purchaser acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. The Purchaser agrees to become a Noteholder and to be bound by all the terms and conditions of the Promissory Notes. This subscription shall be binding on the heirs, executors, administrators, successors and assigns of the Purchaser. This subscription is not transferable or assignable by the Purchaser, except as expressly provided in the terms and conditions of the actual Promissory Notes.

(c)   This subscription may be rejected as a whole or in part by the Company in its sole and absolute discretion. If this subscription is rejected, the Purchaser’s funds shall be returned to the extent of such rejection. This subscription shall be binding on the Company only upon its acceptance of the same.

(d)   Neither the execution nor the acceptance of this Subscription Agreement constitutes the Purchaser as a Noteholder, shareholder or secured creditor of the Company. This is an agreement only to purchase the Promissory Notes on a when issued basis; and the Purchaser will become a Noteholder (and not a shareholder or secured creditor) only after the Purchaser’s funds are duly transferred to the account of the Company and the Promissory Notes are issued thereupon to the Purchaser. Until such time, the Purchaser shall have only those rights as may be set forth in this Subscription Agreement.

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

(e)   The Purchaser’s rights and responsibilities will be governed by the terms and conditions of this Subscription Agreement, the Memorandum, the Promissory Notes, the Articles and Operating Agreement. The Company will rely upon the information provided in this Subscription Agreement to confirm that the Purchaser is an “Accredited Investor” as defined in Regulation D promulgated under the Act, or sophisticated non-Accredited Investors that will be allowed to purchase Promissory Notes.

2.  REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser represents, warrants, and agrees as follows:

(a)   I have received and read the Memorandum and its Exhibits, the Articles and Operating Agreement, and the terms and conditions of the Promissory Notes, and I am thoroughly familiar with the proposed business, operations, properties and financial condition of the Company. I have relied solely upon the Memorandum and independent investigations made by me or my representative with respect to the investment in Promissory Notes. No oral or written representations beyond the Memorandum have been made or relied upon.

(b)   I have read and understand the Articles and Operating Agreement and understand how the Company functions as a corporate entity. By purchasing the Promissory Notes and executing this Subscription Agreement, I hereby agree to the terms and provisions of the Promissory Notes.

(c)   I understand that the Company has limited financial and operating history. I have been furnished with such financial and other information concerning the Company, its management, and its business, as I consider necessary in connection with the investment in Promissory Notes. I have been given the opportunity to discuss any questions and concerns with the Company.

(d)   I am purchasing Promissory Notes for my own account (or for a trust if I am a trustee), for investment purposes and not with a view or intention to resell or distribute the same. I have no present intention, agreement, or arrangement to divide my participation with others or to resell, assign, transfer, or otherwise dispose of all or part of the Promissory Notes.

(e)   I or my investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to evaluate the risks of the prospective investment and to make an informed investment decision. I have been advised to consult my own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of participating in the Promissory Notes and the Company.

(f)   I have carefully reviewed and understand the risks of investing in the Promissory Notes, including (without limitation) those set forth in the Memorandum and the terms and conditions of the Promissory Notes. I have carefully evaluated my financial resources and investment position and acknowledge that I am able to bear the economic risks of this investment. I further acknowledge that my financial condition is such that I am not under any present necessity or constraint to dispose of the Promissory Notes to satisfy any existent or contemplated debt or undertaking. I have adequate means of providing for my current needs and possible contingencies, have no need for liquidity in my investment, and can afford to lose some or all of my investment.

(g)   I have been advised that the Promissory Notes have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under any State Securities Laws (the "Law"), on the ground, among others, that no distribution or public offering of the Promissory Notes is to be effected and the Promissory Notes will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the Act or of the Law, under the respective rules and regulations of the Securities and Exchange Commission.

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

(h)   All information which I have furnished in this Subscription Agreement concerning myself, my financial position, and my knowledge of financial and business matters is correct, current, and complete.

3.  INVESTOR SUITABILITY STANDARDS. The Company intends to sell the Promissory Notes to qualified investors, including “accredited investors” and sophisticated non-accredited investors. The Company shall sell Promissory Notes to no more than five hundred (500) non-accredited investors and two thousand (2000) accredited investors. All investors who are not deemed “accredited” shall supply such information to the Company as the Company may deem necessary (in its sole and absolute discretion) to determine that the investor, or his, her or its purchaser representative, render the investor capable of evaluating risks of a proposed investment in the Promissory Notes. To qualify as an “accredited investor,” an investor must meet any of the following:

(a) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.00; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000.00 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(c) Any organization described in section 501(c)(3) of the Internal Revenue Code, limited liability company, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(d) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.00 (excluding the person’s primary residence);

(f) Any natural person who had an individual income in excess of $200,000.00 in each of the two most recent years or joint income with that person's spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

(g) Any trust, with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); or

(h) Any entity in which all of the equity owners are accredited investors.

4.  AGREEMENT TO REFRAIN FROM RESALE. The Purchaser agrees not to pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Promissory Notes, nor receive any consideration for Promissory Notes from any person, unless and until prior to any such action:

(a)   A registration statement on a form appropriate for the purpose under the Act with respect to the Promissory Notes proposed to be so disposed of shall be then effective and such disposition shall have been appropriately qualified in accordance with applicable securities laws; or

(b)   All of the following shall have occurred: (i) the Purchaser shall have furnished the Company with a detailed explanation of the proposed disposition, (ii) the Purchaser shall have furnished the Company with an opinion of the Purchaser's counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of such Promissory Notes under the Act or qualification of such Promissory Notes under any other securities law, and (iii) counsel for the Company shall have concurred in such opinion and the Company shall have advised the Purchaser in writing of such concurrence.

5.  POWER OF ATTORNEY.

(a)   The Purchaser irrevocably constitutes and appoints the Company with full power of substitution as his/her true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to, deliver, record, and file, in the Purchaser’s name or his/her assignee’s name, place, and stead, all instruments, documents, and certificates that may from time to time be required by the laws of the United States of America, the State of Pennsylvania, and any other state in which the Company conducts or plans to conduct business, or any political subdivision or agency of the government, to effectuate, implement, and continue the valid existence of the Company, including, without limitation, the power of attorney and authority to execute, verify, swear to, acknowledge, deliver, record and file the following:

(i)        the Promissory Notes, the Operating Agreement, the Articles and all other instruments (including amendments thereto) that the Company deems appropriate to form, qualify or continue the Company as a limited liability company in the State of Pennsylvania and all other jurisdictions in which the Company conducts or plans to conduct business;

(ii)       all instruments that the Company deems appropriate to reflect any amendment to the Articles or Operating Agreement, or modification of the Company, made in accordance with the terms of the Articles or Operating Agreement;

(iii)      a fictitious business name certificate and such other certificates and instruments as may be necessary under the fictitious or assumed name statute from time to time in effect in the State of Pennsylvania and all other jurisdiction in which the Company conducts or plans to conduct business;

(iv)      all instruments relating to the admission of any additional Noteholders or other creditors, whether secured or unsecured; and

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

(v)       all conveyances and other instruments that the Company deems appropriate to reflect the dissolution and termination of the Company pursuant to the terms of the Articles and Operating Agreement.

(b)   The power of attorney granted is a special power of attorney and shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, dissolution, bankruptcy, or legal disability of the Purchaser, and shall extend to the Purchaser’s heirs, successors, and assigns. The Purchaser agrees to be bound by any representations made by the Company acting in good faith under such power of attorney, and each Noteholder waives any and all defenses that may be available to contest, negate, or disaffirm any action of the Company taken in good faith under such power of attorney.

6.  MISCELLANEOUS.

(a)   CHOICE OF LAWS: This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Pennsylvania, without giving effect to its choice of laws rules.

(b)   ENTIRE AGREEMENT: This Subscription Agreement constitutes the entire agreement between the parties and may be amended only by written agreement between all parties.

(c)   BINDING ARBITRATION: Any dispute, claim or controversy arising out of, relating to, in connection with or under this Subscription Agreement, or the breach or threatened breach thereof, will be resolved through confidential binding arbitration under the then prevailing rules of the American Arbitration Association in Allentown, Pennsylvania (or, if arbitration is unavailable in such venue, as close as physically possible to Allentown, Pennsylvania) and any party making a claim hereunder in whatever form hereby submits to jurisdiction and venue in that forum for any and all purposes. The decision of the arbitrator shall be final and judgment on any award thereupon may be entered in any court having jurisdiction thereof. This paragraph 6(c) shall not preclude either party from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

(d)   TERMINATION OF AGREEMENT: If this subscription is rejected by the Company, then this Subscription Agreement shall be null and void and of no further force and effect and no party shall have any rights against any other party hereunder and the Company shall promptly return the funds delivered with this Subscription Agreement.

(e)   TAXES. The discussion of the federal income tax considerations arising from investment in the Company, as set forth in the Memorandum, is general in nature and the federal income tax considerations to the Purchaser of investment in the Promissory Notes will depend on individual circumstances. The Memorandum does not discuss state income tax considerations, which may apply to all or substantially all Purchasers. There can be no assurance that the Internal Revenue Code or the Regulations under the Code will not be amended in a manner adverse to the interests of the Purchaser or the Company.

(f)   DULY AUTHORIZED. If the Purchaser is a limited liability company, partnership, trust, or other entity, the individual(s) signing in its name is(are) duly authorized to execute and deliver this Subscription Agreement on behalf of such entity, and the purchase of the Promissory Notes by such entity will not violate any law or agreement by which it is bound.

(g)   PROMISSORY NOTES WILL NOT BE TRANSFERRABLE. The Purchaser understands that the Promissory Notes will not be freely transferrable and that the Promissory Notes must be held indefinitely unless otherwise permitted by the Company or the Manager.

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

(h)   SUCCESSORS. The representations, warranties and agreements contained in this Subscription Agreement shall be binding on the Purchaser's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers. If the Purchaser is more than one person, the obligations of all of them shall be joint and several, and the representations and warranties contained herein shall be deemed to be made by, and to be binding upon, each such person and his heirs, executors, administrators, successors, and assigns.

(i)   INDEMNIFICATION. The Purchaser shall indemnify and defend the Company and its directors and officers from and against any and all liability, damage, cost, or expense (including attorneys’ fees) arising out of or in connection with:

(i)          Any inaccuracy in, or breach of, any of the Purchaser’s declarations, representations, warranties or covenants set forth in this document or any other document or writing delivered to the Company;

(ii)         Any disposition by the Purchaser of any Promissory Notes in violation of this Agreement, the Articles or Operating Agreement, the terms and conditions of the Promissory Notes or any applicable law; or

(iii)        Any action, suit, proceeding or arbitration, whether threatened, pending or actual, alleging any of the foregoing.

7.  FORM OF OWNERSHIP. Please indicate the form in which you will hold title to your Promissory Notes. Please consider this election carefully. Once your subscription is accepted, a change in the form of title constitutes a transfer of the Promissory Notes and will therefore be restricted by the terms of the Promissory Notes and the Act. Purchaser should seek the advice of an attorney in deciding in which of the forms to take ownership of the Promissory Notes as different forms of ownership can have substantially varying gift tax, estate tax, income tax and other consequences.

( )	INDIVIDUAL OWNERSHIP (one signature required).

( )	COMMUNITY PROPERTY (one signature required if Promissory Notes held in one name, i.e., managing spouse; two signatures required if Promissory Notes held in both names).

( )	JOINT TENANTS WITH RIGHT TO SURVIVORSHIP (not as tenants in common) (both or all parties must sign).

( )	TENANTS IN COMMON (both or all parties must sign).

( )	GENERAL PARTNERSHIP (fill out all documents in the name of the partnership by a partner authorized to sign)

( )	LIMITED PARTNERSHIP (fill out all documents in the name of the limited partnership by a general partner authorized to sign, and include a copy of the Certificate of Limited Partnership or equivalent)

( )	LIMITED LIABILITY COMPANY (fill out all documents in the name of the limited liability company by the manager authorized to sign, and include a copy of the Articles of Organization or equivalent)

( )	LIMITED LIABILITY COMPANY (fill out all documents in the name of the limited liability company, by the President and Secretary, and include a certified corporate resolution authorizing the signature).

( )	TRUST (fill out all documents in the name of the trust, by the trustee, and include a copy of the instrument creating the trust and any other documents necessary to show that the investment by the trustee is authorized). The date of the trust must appear on the notarial where indicated.

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

( )	IRA or KEOGH plan (fill out all documents in the name of the IRA or Keogh plan, by the beneficiary); the documents must also be executed by the custodian of the plan.

Please print in the space below the EXACT name the Purchaser desires on the account and the address for any correspondence and notices.

Exact Name(s)

Street Address

City, State, and Zip Code

E-mail address

8.  IDENTIFYING INFORMATION.

Individual purchaser(s):

Name of Purchaser: ____________________________________________________________

Social Security No.: __________ - _____ - __________ Date of Birth: ______/______/_______

Name of Co-Purchaser: _________________________________________________________

Social Security No.: __________ - _____ - __________ Date of Birth: ______/______/_______

Name of Co-Purchaser: _________________________________________________________

Social Security No.: __________ - _____ - __________ Date of Birth: ______/______/_______

Name of Co-Purchaser: _________________________________________________________

Social Security No.: __________ - _____ - __________ Date of Birth: ______/______/_______

Family Trust purchaser:

Exact name of Family Trust: ______________________________________________________

______________________________________________________________________________

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

Federal Tax Identification No. _____________________________________________________

Address (including City, State, and Zip)______________________________________________

______________________________________________________________________________

Corporate purchaser:

Name of Limited liability company:

____________________________________________________________

Federal Tax Identification No.______________________________________________________

State and date of inlimited liability company

_____________________________________________________

Partnership or other business entity purchaser:

Name of Partnership or other business entity: _________________________________________

______________________________________________________________________________

Federal Tax Identification No. _____________________________________________________

State and date of organization _____________________________________________________

For limited liability company, business trust, investment company, partnership or other business entity:

Fiscal year end:_______________________________________________________________

Principal place of business ______________________________________________________

Phone number of business ______________________________________________________

What is the entity’s net worth, on a consolidated basis, according to its most recent audited financial statement? ___________________________________________________________

Company Pension or Profit Sharing Plan purchaser:

Exact Name of the Plan: _________________________________________________________

_____________________________________________________________________________

Name(s) of the Trustee(s): _______________________________________________________

_____________________________________________________________________________

Trustee’s State Residency: _______________________________________________________

Federal Tax Identification No. ____________________________________________________

State and date of organization ____________________________________________________

Describe and set forth the value of the assets of the Plan or Trust: ________________________

_____________________________________________________________________________

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

Please identify the person(s) with investment control over the Plan or Trust assets and that person’s state of residence.

_____________________________________________________________________________

_____________________________________________________________________________

Please identify the person(s) responsible for the ministerial duties of administering the Plan or

Trust (the Trustee) and that person’s state of residence.

_____________________________________________________________________________

_____________________________________________________________________________

9.  SPECIFIC INFORMATION REQUIRED FROM ENTITIES.

(INDIVIDUALS: SKIP TO SECTION 11 BELOW)

ACCREDITED INVESTOR STATUS OF THE ENTITY

Please select a category for the entity:

_____ (1) A bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(a) of the Act, whether acting in its individual or fiduciary capacity;

_____ (2) A broker or dealer registered pursuant to section 15 of the Act;

_____ (3) An insurance company as defined in section 2(13) of the Act;

_____ (4) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

_____ (5) A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

_____ (6) Any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____ (7)* An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____ (8) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ (9) Any organization described in section 501(c)(3) of the Internal Revenue Code, limited liability company, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

_____ (10)** A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Company being offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Company;

_____ (11)*** An entity in which all the equity owners are accredited investors.

*Note for Certain Employee Benefit Plans: If you are a self-directed plan that believes it is an "accredited investor" because investment decisions are made solely by persons that are accredited investors, please complete the information for individuals pursuant to Section 11 with respect to you and each such person participating in making the investment decision.
**Note for Trusts: If you are a trust that believes it is an "accredited investor", please complete the information for individuals pursuant to Section 11 with respect to you and each person participating in making the investment decision.

***Note for Certain Entities: If you are an entity that believes it is an "accredited investor" by virtue of the accredited investor status of each equity owner thereof, please complete the information for individuals pursuant to Section 11 with respect to you and each such equity owner.

10.  FURTHER REPRESENTATIONS. Purchaser (whether an individual or entity) understands that the Company will be relying on the accuracy and completeness of the statements and responses contained in this Subscription Agreement. Purchaser represents and warrants to the Company as follows:

1.        My statements and responses contained in this Subscription Agreement are complete and correct and may be relied on by the Company for the purpose of complying with all applicable security laws and to determine whether I am a suitable investor.

2.        I will notify the Company immediately of any material change in any statement or response made in this Subscription Agreement before acceptance by the Company of this subscription.

3.        I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment, or I have consulted with Investment Advisors and other professional advisors who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of prospective investment.

4.        I am able to bear the economic risk of an investment in the Promissory Notes for an indefinite period of time and understand that an investment in the Promissory Notes is illiquid and may result in a complete loss of such investment.

5.        Purchaser understands and agrees that the Company is relying upon the truthfulness of the certification being made by Purchaser as to Purchaser’s status as an Accredited Investor for the reason checked in Section 9 above or Section 11 below. Purchaser further understands and agrees that the Company may request to be shown, in confidence, documentation reasonably satisfactory to the Company supporting the certification by the Purchaser as to the Purchaser’s status as an Accredited Investor. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Purchaser is an Accredited Investor.

6.        Purchaser agrees and understands that in making this investment, Purchaser: (a) must have sufficient knowledge and experience in such financial and business matters to be capable of evaluating the merits and risks of a purchase of the Promissory Notes; or (b) must retain the services of an “Investment Advisor” (who may be an attorney, accountant, or other financial adviser unaffiliated with, and who is not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly) for the purpose of aiding in the evaluation of this particular transaction.

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

11.  SPECIFIC INFORMATION REQUIRED FROM INDIVIDUALS.

ACCREDITED INVESTOR STATUS OF INDIVIDUAL

Please select a category for the individual:

_____ (1) Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

_____ (2) Any natural person whose individual net worth or joint net worth, with that person’s spouse, at the time of their purchase exceeds One Million Dollars ($1,000,000.00) (excluding the person’s primary residence);

_____ (3) A director or executive officer of the Company

12.  INVESTMENT EXPERIENCE OF PURCHASER.

ALL PURCHASERS SHOULD COMPLETE THIS SECTION

If Purchaser is not an individual, please provide the following information about each officer, general partner, and/or other person who will participate in the decision to purchase the Promissory Notes.

Person No. 1:

Educational background (name of college attended, major, degree obtained, if any, and year):

_______________________________________________________________________

Investing courses attended (list the name of each, sponsor, and date of attendance):

_______________________________________________________________________

Any professional licenses or registrations, including bar admissions, accounting certifications, real estate brokerage licenses, and SEC or state broker/dealer registrations held:

________________________________________________________________________

Person No. 2:

Educational background (name of college attended, major, degree obtained, if any, and year):

_______________________________________________________________________

Investing courses attended (list the name of each, sponsor, and date of attendance):

_______________________________________________________________________

Any professional licenses or registrations, including bar admissions, accounting certifications, real estate brokerage licenses, and SEC or state broker/dealer registrations held:

________________________________________________________________________

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

Has Purchaser had the following investment experience? Check all that apply:

☐	Stock Market investing for at least two (2) years in self-managed accounts.
☐	Real Estate investing for at least two (2) years.
☐	Investing in trust deeds for at least two (2) years.
☐	Bond investing in self-managed accounts.
☐	Mutual Fund investing.

Do you have an “Investment Advisor” in order to meet the requirement under #6 of Section 10 above

YES _________ (If yes, the information below must be completed)	NO _________

Name of Advisor(s) and Relationship:
Advisor’s Address:
City:	State:	Zip Code:
Advisor’s Phone Number:		( ) -
Qualifications of the Advisor(s):

[Signature Page to Subscription Agreement follows]

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

[Signature Page to Subscription Agreement]

FOR GOOD AND VALID CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, intending to be legally bound, has executed this Subscription Agreement this ___________ day of _________________________, 20________.

BY PURCHASING PROMISSORY NOTES AND EXECUTING THIS SUBSCRIPTION AGREEMENT, EACH PURCHASER HEREBY AGREES, UPON ACCEPTANCE BY THE COMPANY, TO BE LEGALLY BOUND BY THE TERMS OF THE PROMISSORY NOTES.

Name of Entity (if applicable)(printed or typed)

Purchaser Signature	Co-Purchaser Signature

Name and title (if applicable) of person signing	Name and title (if applicable) of person signing

Co-Purchaser Signature	Co-Purchaser Signature

Name and title (if applicable) of person signing	Name and title (if applicable) of person signing

ACCEPTANCE: (NOT VALID UNTIL ACCEPTED BY COMPANY)

ACCEPTANCE

The Company has accepted this Subscription Agreement as of this ___day of ________________, 20___, by the signature of a duly authorized representative.

CF FUND II, LLC
a Pennsylvania limited liability company

By:
Name:	Jeffrey Cella
Title: CEO of CONQUEST FUNDING, INC., a Pennsylvania corporation, the Manager of CF FUND II, LLC, a Pennsylvania limited liability company